Exhibit 10.19
Qualified Retirement Plan
Flexible Standardized 401(k) Plan
General Information Sheet/Summary Plan Description
EMPLOYER INFORMATION
Your Employer has adopted a 401(k) Plan for the benefit of you and your co-workers. This plan is designed to help you meet your financial needs during your retirement years. Your Employer must follow certain rules and requirements to maintain this Plan. This General Information Sheet provides some of the details of the Plan and should be used in conjunction with the Summary Plan Description (SPD) Booklet which is provided by your Employer. Definitions of terms referenced with capitalization in this document can be found in the Definitions portion of the SPD Booklet.
Name of Plan Nocopi Technologies Inc. 401(k) Profit Sharing Plan and Trust
Name of Adopting Employer Nocopi Technologies Inc.
Address 9C Portland Road, West Conshohocken, PA 19428
Telephone 610-834-9600 Employer’s Federal Tax Identification Number 87-0406496
Plan Sequence Number 001 Employer’s Fiscal Year End 12/31
SECTION ONE: EFFECTIVE DATES
This is the initial adoption of a plan by the Employer. The Plan Effective Date is
If this is a restatement of an existing qualified plan (a Prior Plan), the Prior Plan was initially effective on 01/01/1993
The reinstatement Effective Date is 07/20/2009.
SECTION TWO: ELIGIBILITY
See Section titled Eligibility and Participation of the SPD Booklet.
Age and Service: You will become eligible to participate in the Plan after you satisfy the age and service requirements as identified for each contribution type.
Age: Elective Deferrals 21 Matching Contributions 21 Employer Profit Sharing Contributions 21
Years of Eligibility
Service: Elective Deferrals 1 Matching Contributions 1 Employer Profit Sharing Contributions 1
Are all Employees considered to have met the age and service requirements described above if employed on the Plan
Effective Date of this Plan? ☐ Yes ☑ No

EXCLUSION OF	All Employees may become eligible to participate in the Plan except the following:
CERTAIN CLASSES OF EMPLOYEES	☑ Employees covered by the terms of a collective bargaining agreement (e.g., union agreement) unless the collective bargaining agreement specifies that the Employees must be covered by the Plan.

☑ Employees who are nonresident aliens and receive no earned income from the Employer within the United States.

☑   Employees who become Employees as a result of an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of a trade or business (during the transition period only).

Hours Required for Eligibility: The number of Hours of Service you must be employed to complete a Year of Eligibility Service is 1000. The number of Hours of Service you must exceed to avoid a Break in Eligibility Service is 500.

Employees shall be given credit for eligibility purposes for Hours of Service with the following predecessor employer(s):
Entry Dates: The Entry Dates upon which you can begin Plan participation are: IMMEDIATELY.
SECTION THREE: CONTRIBUTIONS
See Section titled Contributions to the Plan of the SPD Booklet.
Employer Profit Sharing Contributions: The amount of the Employer Profit Sharing Contribution, if any, will be determined according to a discretionary formula in an amount determined each year by the managing body of the Employer and will be allocated to each Qualifying Participant’s Individual Account under the formula checked below:

☑	Pro Rata Formula. Under this formula, each Qualifying Participant’s Individual Account will receive a pro rata allocation. This allocation is based on the qualifying Participant’s Compensation in relation to the total Compensation of all Qualifying Participants.

☐	Flat Dollar Formula. Under this formula, all Qualifying Participants’ Individual Accounts will receive equal contributions.

☐	Integrated Formula. Under this formula, each Qualifying Participant’s Individual Account will receive a base contribution. In addition, Qualifying Participants will receive an additional allocation (called an excess contribution) based on their Compensation above the integration level. The integration level shall be:

	☐	The Taxable Wage Base

	☐	$ (a dollar amount less than the Taxable Wage Base).

	☐	percent (not more than 100 percent) of the Taxable Wage Base.
Qualifying Participant: For any Plan Year that an Employer Profit Sharing Contribution is made, you will be entitled to share in that contribution (and, thus, be a Qualifying Participant) if you satisfy the following conditions: (1) You are a Participant, and (2) If you terminate employment, you work at least 500 Hour(s) of Service during the Plan Year.
The Profit Sharing Contribution will be calculated based on the following frequency: Annual.
Elective Deferrals: Elective Deferrals will be permitted under this Plan and may commence on 07/20/2009.
The following types of elective deferrals are permitted under this Plan:

☑	Pre-tax

☑	Roth
Once you become eligible to participate in the Plan, your Employer will provide you with a Salary Reduction Agreement to be completed before the next plan Entry Date. To change the amount of, cease, or resume your Elective Deferrals, you must complete a revised Salary Reduction Agreement. Unless otherwise stated by your Employer, you may revise your Salary Reduction Agreement at any time.
By completing a Salary Reduction Agreement to make an Elective Deferral to this Plan, your Compensation will be reduced each pay period by an amount equal to:

☐	A percentage of your Compensation from 0% to % in increments of 1%.

☐	An amount of your Compensation not less than $ and not more than $ .

☐	A Percentage of your Compensation from 0% to % in increments of 1% or an amount of your Compensation not less than $ and not more than $ .

☑	A percentage or dollar amount not to exceed the limits imposed by IRC 401(k), 402(g), 404 and 415.
If you make an excess Elective Deferral to the Plan, you must submit a request in writing for the return of the excess to the Plan Administrator no later than April 15 following the end of the tax year in which you made the excess Elective Deferral.

Authorization of Automatic Elective Deferral: Will the Automatic Elective Deferral enrollment Provisions apply?
☐ Yes      ☑ No
Automatic Enrollment Provisions: If you fail to make an Elective Deferral election as permitted under the Plan, you will be automatically enrolled in the Plan and your Compensation will be withheld each pay period by an amount equal to                     %. You are permitted to change this percentage at any time.
Automatic Elective Deferral Increases: If you were automatically enrolled in the Plan, and you did not make any changes to the percentage that you were automatically enrolled at, your Elective Deferral percentage will be increased by                     % in the year following the anniversary date of the year that you were automatically enrolled. Such increases will occur on the following dates, to a maximum of                     % of your Compensation.
Matching Contributions: Will your Employer make Matching Contributions?
☐ Yes, but only on Elective Deferrals           ☑ No
If Matching Contributions will be made under this Plan, your Employer will make contributions on behalf of Qualifying Contributing Participants making Elective Deferrals based upon the formula selected below.

☐	An amount equal to % of your Elective Deferral which does not exceed % of your Compensation.

☐	An amount equal to the sum of % of the portion of your Elective Deferrals which does not exceed % of your compensation.

☐	An amount equal to the sum of % of the portion of your Elective Deferrals which does not exceed % of your Elective Deferrals which does not exceed _______ percent of your Compensation plus _______% of the portion of your Elective Deferrals which exceeds % of your Compensation but does not exceed % of your Compensation.

☐	An amount equal to:

	Elective Deferral Percentage	Matching Percentage
Base Rate	Less than or equal to %		%
Tier 2	Greater than , but less than or equal to %		%
Tier 3	Greater than , but less than or equal to %		%

☐	An amount, if any, equal to a percentage of your Elective Deferrals which the Employer will determine each year.

☐	Other formula:

.

No Matching Contribution will be made in excess of $____ of your Compensation for any Plan Year.
The Matching Contribution will be calculated based on the following frequency:                                          .
Qualifying Contributing Participant: For any Plan Year that a Matching Contribution is made, you will be entitled to receive Matching Contributions if you contribute Elective Deferrals, and if you terminate employment, you work at least 0 Hour(s) of Service during the Plan Year.
Safe Harbor CODA Contributions: Will your Plan follow the Safe Harbor CODA provisions? ☐ Yes ☑ No
If “yes”, contributions to automatically meet certain nondiscrimination requirements will be made to your Individual Account as follows:

☐	Basic Matching Contributions. An amount equal to your Elective Deferrals that does not exceed 3% of your Compensation for the Plan Year, plus 50% of your Elective Deferrals that exceeds 3% of your Compensation for the Plan Year but does not exceed 5% of your Compensation for the Plan Year.

☐	Enhanced Matching Contributions. An amount equal to % of your Elective Deferrals that does not exceed % of your Compensation for the Plan Year plus % of your Elective Deferrals that exceeds % of your Compensation for the Plan Year but does not exceed % of your Compensation for the Plan Year.

☐	Safe Harbor Nonelective Contributions. If you are a Participant, you will receive Safe Harbor Nonelective Contributions to your Individual Account in an amount equal to 3% of your Compensation for the Plan Year, regardless of whether or not you make Elective Deferrals to the Plan.
Participants entitled to receive Safe Harbor Contributions. Safe Harbor contributions will be made on behalf of:
☐	Eligible Non-Highly compensated employees

☐	All eligible employees
The Safe Harbor Contribution will be calculated based on the following frequency:                     .
Automatic Enrollment Safe Harbor CODA Contributions: Will your Plan follow the Automatic Enrollment Safe Harbor CODA provisions? ☐ Yes           ☑ No
If “yes”, and you fail to make an Elective Deferral election as permitted under the Plan, you will be automatically enrolled in the Plan and your Compensation will be withheld each pay period by an amount equal to                     %.
Automatic Elective Deferral Safe Harbor CODA Increases. If you were automatically enrolled in the Plan, and you did not make any changes to the percentage that you were automatically enrolled at, your Elective Deferral percentage will be increased in the year following the anniversary date of the year that you were automatically enrolled and on January 1 of each of the following years and will result in the following percentages of Compensation being withheld each pay period:
(i)	4% during the first day of the Plan Year following the anniversary date that you were enrolled in the Plan, and

(ii)	5% during the Plan Year following the Plan Year in which your Elective Deferral was initially increased as described in (i) above, and

(iii)	6% during the Plan Year following the Plan Year in which your Elective Deferral was increased as described in (ii), in (i) above, and

(iv)	Your Elective Deferral percentage will continue to increase by % on January 1 of each of the following years up to a maximum of % of your Compensation.
NOTE: If the annual increase percent is blank, the annual increase will be made in increments of one percent and will equal the minimum amount permitted for the applicable Plan Year.
In addition, contributions to automatically meet certain nondiscrimination requirements will be made to your Individual Account as follows:
☐	Basic Matching Contributions. An amount equal to your elective Deferrals that does not exceed 1% of your Compensation for the Plan Year, plus 50% of your Elective Deferrals that exceeds 1% of your Compensation for the Plan Year but does not exceed 6% of your Compensation for the Plan Year.

☐	Enhanced Matching Contributions. An amount equal to % of your Elective Deferrals that does not exceed % of your Compensation for the Plan Year plus % of your Elective Deferrals that exceeds % of your Compensation for the Plan Year but does not exceed % of your Compensation for the Plan Year.

☐	Safe Harbor Nonelective Contributions. If you are a Participant, you will receive Safe Harbor Nonelective Contributions to your Individual Account in an amount equal to 3% percent of your Compensation for the Plan Year, regardless of whether or not you make Elective Deferrals to the Plan.
In addition to the above Safe Harbor Contributions, additional Matching Contributions within Safe Harbor limits will be made as follows.
☐	percent of your Elective Deferrals that do not exceed percent of your Compensation for the Plan Year.

☐	percent of your Elective Deferrals that do not exceed percent of your Compensation for the Plan Year.

Plus percent of your Elective Deferrals not to exceed percent of your Compensation for the Plan Year.

☐	An amount equal to your Elective Deferrals up to a percentage of your Compensation for the Plan Year determined by your Employer from year to year. This percentage will in no event exceed four percent of your Compensation for the Plan Year.
Other Contributions: You can make rollover and/or transfer contributions from a qualified plan, and pre-tax contribution amounts from a Traditional IRA. You cannot make Nondeductible (after-tax) Employee Contributions.
You will be permitted (if eligible) to make Catch-up contributions after December 31, 2001.
Will Matching Contributions be made with regard to Catch-up Contributions? ☐ Yes ☑ No If “yes” is selected, the Matching Contribution formula identified on your General Information Sheet will be followed.
SECTION FOUR: VESTING AND FORFEITURES
See Section titled Vesting and Forfeitures of the SPD Booklet.
You will always be fully vested in all contributions derived from Elective Deferrals, Qualified Nonelective Contributions (if any), Safe Harbor Basic Matching Contributions (if any), and Safe Harbor Nonelective Contributions (if any).
Your rollover and transfer contributions, if allowed, are 100% vested immediately. The vesting schedules below apply to your Employer Profit Sharing Contributions and Matching Contributions.

YEARS OF VESTING SERVICE	VESTED PERCENTAGE FOR EMPLOYER PROFIT SHARING CONTRIBUTIONS AND MATCHING CONTRIBUTIONS

Profit				Option 4 ☐	Option 5 ☐
Sharing	Option 1 ☐	Option 2 ☐	Option 3 ☑	(Complete if chosen)	(Complete if chosen)

Matching	Option 1 ☐	Option 2 ☐	Option 3 ☑	Option 4 ☐ (Complete if chosen)	Option 5 ☐ (Complete if chosen)

Less than One	100%	0%	0%	%	%		%	%
1	100%	0%	0%	%	%		%	%
2	100%	0%	20%	%	(not less than 20%)%	(not less than 20%)	%	%
3	100%	100%	40%	%	(not less than 40%)%	(not less than 40%)	100%	100%
4	100%	100%	60%	%	(not less than 60%)%	(not less than 60%)	100%	100%
5	100%	100%	80%	%	(not less than 80%)%	(not less than 80%)	100%	100%
6	100%	100%	100%	100%	100%		100%	100%

NOTE:	If no option is selected, Option 3 will be deemed to be selected for both Employer Profit Sharing Contributions and Matching Contributions.
Vesting Schedule for Automatic Enrollment Safe Harbor CODA Contributions (if applicable)

	Vested Percentage
Years of Vesting Service	Option 1 ☐	Option 2 ☐
Less Than One	0%		%
1	0%		%
2	100%		%
If no option is selected, Option 1 will apply
Hours Required for Vesting: The number of Hours of Service you must complete to be credited with a Year of Vesting Service is 1,000. The number of Hours of Service you must exceed to avoid a Break in Vesting Service is 500.

Employees shall be given credit for vesting purposes for Hours of Service with the following predecessor employer(s):
Exclusion of Certain Years of Vesting Service: All of your years of service will be counted for vesting of your Individual Account except the following (if checked):
☑	Years of Service before you turn age 18.

☐	Years of Service before the Employer maintained this Plan or a predecessor plan.
Forfeitures: Forfeitures of Employer Profit Sharing and Matching Contributions will be applied to reduce Employer Contributions.
SECTION FIVE: DISTRIBUTIONS AND LOANS
See Section titled Distribution of Benefits, Claims Procedure and Loans of the SPD Booklet.
Distributions: You can withdraw your Individual Account if you terminate employment before Normal Retirement Age, you become disabled, or you reach Normal Retirement Age but continue to work. You can request a distribution from the Plan of your Elected Deferral in the Plan upon attainment of age 59 1/2, even if you continue to work.
Unless one of the situations listed above exists, you cannot withdraw your Individual Account attributable to Employer Profit Sharing and Matching contributions, rollover contributions, or transfer contributions unless you are 100% vested.
Can you withdraw Elective Deferrals on account of hardship? ☐ Yes ☑ No
Automatic Enrollment Plans: If you have been automatically enrolled in the Plan, will you be able to request a distribution of your Elective Deferrals that were deducted from your Compensation? ☐ Yes ☐ No
☑ N/A
If “yes”, you must make this request within 90 days of the initial Elective Deferral deducted from your Compensation.
Loans: Can you request to receive loans from the Plan? ☑ Yes ☐ No (If “yes”, refer to the Loan Disclosure and Basic Loan Agreement)
In-Service Withdrawals – Plans may permit employees to take a distribution of their matching and profit sharing contributions even if they are actively employed with the company. Is this option available in your plan? ☑ Yes ☐ No
If yes, the following conditions apply (check all that apply):
☐	Employer profit sharing and matching contributions may be withdrawn as of the Normal Retirement Age.

☑	Employer profit sharing and matching contributions may be withdrawn as of age 59.5.

☑	Participant must be 100% vested.

☐	Participant must have worked years of service.

☐	Withdrawals limited to per plan or per year.
Form of Distribution: You may request a distribution of the vested portion of your Individual Account in the form of a Lump Sum, Installment Payment, or Annuity Contracts.
Involuntary Cash Out: - If your account balance exceeds $1,000, but is less than $5,000, the Plan Administrator may instruct that you receive your distribution in the form of a single sum payment. When determining the value of the account rollover contributions will be included.
REA Safe Harbor/Qualified Joint and Survivor Annuity: The REA Safe Harbor provisions of the Plan do apply.

SECTION SIX: DEFINITIONS
See Section titled Definitions of the SPD Booklet.
Plan Year: The Plan Year ends on December 31.
Hours of Service Equivalencies: Service will be determined on the basis of actual hours you are, or entitled to be, paid.
Compensation: Compensation for each Participant will be determined over the Plan Year. Compensation includes Elective Deferrals made according to a Salary Reduction Agreement. Generally, and unless otherwise required by the Plan or the Internal Revenue Code or Regulations, Compensation will mean only the Compensation paid to the Employee after becoming a Participant.
Normal Retirement Age: Normal Retirement Age under the Plan is age 65.
Early Retirement Age: An Early Retirement Age under the Plan is met by attaining age N/A and N/A Years of Vesting.
SECTION SEVEN: MISCELLANEOUS
See Sections titled Miscellaneous of the SPD Booklet.

Can you direct the investment of your Individual Account?	☑ Yes	☐ No

INVESTMENT DIRECTION	(If “yes”, see your Plan Administrator for rules and procedures that will apply.)
Plan Administrator: The Employer is the Plan Administrator. If the Employer is not the Plan Administrator, additional information will be contained in this section or attached in a separate addendum.
Agent for Service of Legal Process
Name of Adopting Employer Nocopi Technologies, Inc.
Address 9C Portland Road
City W. Conshohocken          State PA           Zip 19428
Telephone 610-834-9600

Note:	The Agent for Service of Legal Process is the person upon whom any legal papers can be served. Service of legal process may be made upon a Plan Trustee or the Employer/Plan Administrator.
SECTION EIGHT: TRUSTEE
Name of Trustee Rudolph Lutterschmidt
Title
Address 9C Portland Road
City W. Conshohocken           State PA           Zip 19428
Telephone 610-834-9600